Exhibit 99.1

WM Announces Second Quarter 2026 Earnings

Cash Flow from Operations Increases Nearly 12%, Supporting the Return of More Than $1 Billion to Shareholders During the Quarter

WM Completes Four Sustainability Growth Projects and Releases its 2026 Sustainability Report

Houston — July 28, 2026 — WM (NYSE: WM) today announced financial results for the quarter ended June 30, 2026.

	Three Months Ended		Three Months Ended
	June 30, 2026 (in millions, except per share amounts)		June 30, 2025 (in millions, except per share amounts)
	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)
Revenue	$6,684	$6,684	$6,430	$6,430
Income from Operations	$1,253	$1,290	$1,151	$1,215
Operating EBITDA(b) (c)	$2,030	$2,067	$1,895	$1,959
Operating EBITDA Margin	30.4%	30.9%	29.5%	30.5%
Net Income(d)	$785	$813	$726	$777
Diluted EPS	$1.95	$2.02	$1.80	$1.92

“Second quarter earnings growth, margin expansion, and cash flow generation reflect the strength of our business model and consistent execution from the WM team,” said Jim Fish, WM’s CEO. “Adjusted operating EBITDA grew 5.5%, or 9.1% when removing contributions from wildfire cleanup activities in the prior year. Each of our operating segments contributed to growth in adjusted operating EBITDA and margin, led by the Collection and Disposal business and bolstered by our healthcare and sustainability businesses. The momentum across our operations and our confidence in the ability to execute our strategy position us well to achieve strong 2026 results.”(a)

Fish continued, “Our results continue to demonstrate our ability to harvest the benefits of our strategic investments in technology and automation, sustainability growth projects, and our healthcare business. Growth and productivity gains across our diversified portfolio, anchored by our Collection and Disposal business, drove a nearly 12% increase in cash flow from operations. With a strong balance sheet, industry-leading asset network, and significant technology runway ahead, we are confident in our ability to deliver long-term value for shareholders.”

KEY HIGHLIGHTS FOR the SECOND quarter OF 2026

•	Revenue grew 4.0%, driven by core price of 5.7% and Collection and Disposal yield of 3.6%. In addition to disciplined execution on pricing, revenue growth was driven by increased volumes in the recycling and renewable energy businesses as a result of completed growth projects as well as higher energy surcharges.(e)
•	Collection and Disposal volume declined 1.8%, primarily due to wildfire cleanup activities that benefited the prior year period. Excluding prior year’s wildfire cleanup activity, landfill volumes grew 1.7% and Collection and Disposal volume declined 0.4%. While intentional shedding of lower-margin residential business drove a portion of the Collection and Disposal volume decline, residential volume losses have begun to slow, as anticipated, with losses improving sequentially by 210 basis points.

•	Operating expenses were 59.2% of revenue, in-line with prior year despite higher fuel-related expenses, demonstrating the Company’s continued commitment to using technology and automation to optimize costs and enhance operational efficiency.
•	SG&A expenses were 10.2% of revenue, or 9.9% on an adjusted basis, an improvement of 60 basis points both on a reported and adjusted basis from the prior year, reflecting strong cost discipline and continued synergy capture in Healthcare Solutions.(a)
•	Total Company operating EBITDA margin expanded 90 basis points, or 40 basis points on an adjusted basis, in the second quarter, overcoming a 60-basis point headwind from prior year wildfire cleanup volumes and a 40-basis point headwind from the impact of higher energy surcharges. (a)
•	Collection and Disposal operating EBITDA grew by $104 million, or $79 million on an adjusted basis. Growth overcame a 70-basis point headwind to the segment from wildfire cleanup contributions in the prior year and was driven by favorable price-to-cost spread, reflecting the Company’s continued success in reducing frontline turnover and disciplined cost management initiatives.(a)
•	Together, operating EBITDA in the recycling and renewable energy businesses grew $39 million, or $40 million on an adjusted basis, an increase of 32.5% compared to last year driven by higher recycling volumes, efficiencies from automation projects, and increased renewable natural gas production.(a)(f)
•	Operating EBITDA grew by $25 million, or $11 million on an adjusted basis, in the Healthcare Solutions business, driven by effective SG&A cost management and benefits from integration with core Collection and Disposal operations.(a)
•	The Company generated $1.73 billion of net cash provided by operating activities compared to $1.55 billion in the prior year period, primarily driven by operating EBITDA growth and working capital improvements. Free cash flow was $1.10 billion, compared to $818 million in the prior year period, an increase of 34.5%.(a)
•	The Company returned $1.04 billion to shareholders in the second quarter, consisting of $659 million in share repurchases and $379 million in cash dividends.
•	During the quarter, the Company completed three new renewable natural gas facilities, two in South Carolina and one in Florida that together added about 3.5 million MMBtu of expected annual run-rate production. Additionally, the Company completed a new recycling facility in Denver, Colorado that added about 60,000 tons of annual processing capacity.
•	WM released its 2026 Sustainability Report, Driving Value Through Sustainability, highlighting progress toward the Company’s sustainability ambitions and describing how its sustainability businesses drive value while advancing a more sustainable future for communities and the environment.

2026 OUTLOOK

With two quarters of the year complete, the Company remains confident in its ability to deliver its full-year outlook for adjusted operating EBITDA between $8.15 and $8.25 billion and free cash flow of between $3.75 and $3.85 billion. Revenue is now expected to be between $26.275 and $26.475 billion dollars, reflecting a reduction of approximately 0.6% compared to the prior outlook, primarily driven by lower volume expectations, partially offset by higher energy surcharges. Accordingly, adjusted operating EBITDA margin in 2026 is now expected to be between 31.0% and 31.2%, representing an increase of 20 basis points. Despite a slightly lower revenue outlook, the resilience of the Company’s operating model, including a proven ability to flex costs and drive productivity, supports continued confidence in achieving original profitability and cash flow targets.(a)

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation, depletion, amortization and accretion; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization, and accretion. Landfill accretion expense in the three months ended June 30, 2026 and 2025 was $39 million and $36 million, respectively. For comparability purposes, 2025 actuals have been updated to reflect that change.

(d)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(e)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(f)	The Company’s blended average price received for single stream recycled commodities sold during the quarter was about $75 per ton compared to about $84 per ton in the prior year period. The average price received for Renewable Fuel Standard credits was $2.33 during the quarter compared to $2.53 in the prior year period. The average price received for natural gas was $2.23 per MMBtu during the quarter compared to $2.81 per MMBtu in the prior year. The average price received for electricity was about $69 per megawatt hour in the quarter compared to about $67 per megawatt hour in the prior year period.

The Company will host a conference call at 10 a.m. ET on July 29, 2026, to discuss the second quarter 2026 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. WM, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial, medical and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them pursue their sustainability goals. In North America, WM has the largest disposal network and collection fleet, is the largest recycler and is a leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants, as well as the largest heavy-duty natural gas truck fleet in the industry. WM, through its subsidiaries, also provides collection and disposal services of regulated medical waste and secure information destruction services in the U.S., Canada and Western Europe. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including all statements under the heading “2026 Outlook” and all statements regarding future growth, earnings, value creation, performance and results of our business; targets, financial guidance and outlook; ability to achieve the Company’s 2026 outlook; and technology and automation investments and results. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions, or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our ability to integrate the acquisition of Stericycle, Inc. (which is now presented as our Healthcare Solutions segment) and achieve the anticipated benefits therefrom, including synergies; legal, regulatory, operational, technological and other matters that may affect the costs and timing of our ability to integrate and deliver all of the expected benefits of the Stericycle, Inc. acquisition; existing or new environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, recyclables, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage- and labor-related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations and incentives; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition and pricing pressure; impacts from international trade restrictions and tariffs; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; changes in general economic conditions, capital markets or consumer trends; changing conditions in the recycling industry, including impacts on demand, pricing and availability of counterparties; changing conditions in the healthcare industry; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; inability to adapt and manage the benefits and risks of artificial intelligence; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; negative outcomes of litigation or governmental proceedings, including those acquired through transactions; failure to maintain an effective system of internal control over financial reporting; and operational or management decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures including adjusted earnings per diluted share, adjusted net income, adjusted income from operations and margin, adjusted operating EBITDA and margin, adjusted operating expense and margin, and adjusted SG&A expenses and margin. All adjusted measures and free cash flow are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA and margin. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

FOR MORE INFORMATION

WM

Website

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

###

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating revenues	$6,684	$6,430	$12,911	$12,448
Costs and expenses:
Operating(a)	3,955	3,803	7,649	7,415
Selling, general and administrative	683	696	1,390	1,383
Depreciation, depletion, amortization and accretion(a)	777	744	1,512	1,435
Restructuring	6	12	10	25
(Gain) loss from divestitures, asset impairments and unusual items, net	10	24	(16)	26
	5,431	5,279	10,545	10,284
Income from operations	1,253	1,151	2,366	2,164
Other income (expense):
Interest expense, net	(233)	(232)	(458)	(464)
Other, net	4	9	7	16
	(229)	(223)	(451)	(448)
Income before income taxes	1,024	928	1,915	1,716
Income tax expense	238	201	406	352
Consolidated net income	786	727	1,509	1,364
Less: Net income (loss) attributable to noncontrolling interests	1	1	1	1
Net income attributable to Waste Management, Inc.	$785	$726	$1,508	$1,363
Basic earnings per common share	$1.96	$1.80	$3.75	$3.39
Diluted earnings per common share	$1.95	$1.80	$3.74	$3.37
Weighted average basic common shares outstanding	401.5	402.6	402.3	402.5
Weighted average diluted common shares outstanding	402.4	404.3	403.3	404.0

(a)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization and accretion. Landfill accretion expenses in the three months and six months ended June 30, 2026 are $39 million and $78 million, respectively. Landfill accretion expenses in the three and six months ended June 30, 2025 are $36 million and $71 million, respectively. For comparability purposes, 2025 actuals have been updated to reflect that change.

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$557	$201
Receivables, net	4,206	4,055
Other	634	654
Total current assets	5,397	4,910
Property and equipment, net	20,440	20,378
Goodwill	14,001	13,880
Other intangible assets, net	3,641	3,767
Other	2,962	2,900
Total assets	$46,441	$45,835
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$4,873	$4,813
Current portion of long-term debt	1,075	711
Total current liabilities	5,948	5,524
Long-term debt, less current portion	22,281	22,196
Other	8,286	8,124
Total liabilities	36,515	35,844
Equity:
Waste Management, Inc. stockholders’ equity	9,925	9,990
Noncontrolling interests	1	1
Total equity	9,926	9,991
Total liabilities and equity	$46,441	$45,835

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$1,509	$1,364
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	1,512	1,435
Other	288	228
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(82)	(274)
Net cash provided by operating activities	3,227	2,753
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(85)	(366)
Capital expenditures	(1,280)	(1,563)
Proceeds from divestitures of businesses and other assets, net of cash divested	77	103
Other, net	(139)	(89)
Net cash used in investing activities	(1,427)	(1,915)
Cash flows from financing activities:
New borrowings	12,823	9,135
Debt repayments	(12,484)	(9,234)
Common stock repurchase program	(1,003)	—
Cash dividends	(764)	(669)
Exercise of common stock options	32	50
Tax payments associated with equity-based compensation transactions	(40)	(49)
Other, net	(16)	(14)
Net cash used in financing activities	(1,452)	(781)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(7)	8
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	341	65
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	297	487
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$638	$552

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended June 30,
	2026			2025
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues(a)	Revenues	Revenues	Revenues(a)	Revenues
Commercial	$1,721	$(236)	$1,485	$1,618	$(220)	$1,398
Industrial	1,065	(245)	820	1,013	(223)	790
Residential	930	(19)	911	894	(22)	872
Other collection	923	(74)	849	864	(68)	796
Total collection	4,639	(574)	4,065	4,389	(533)	3,856
Landfill	1,433	(429)	1,004	1,446	(410)	1,036
Transfer	710	(300)	410	681	(292)	389
Total Collection and Disposal	$6,782	$(1,303)	$5,479	$6,516	$(1,235)	$5,281
Recycling Processing and Sales	491	(88)	403	482	(101)	381
Renewable Energy	157	—	157	115	—	115
Healthcare Solutions(b)	742	(104)	638	760	(114)	646
Corporate and Other	15	(8)	7	15	(8)	7
Total	$8,187	$(1,503)	$6,684	$7,888	$(1,458)	$6,430

	Six Months Ended June 30,
	2026			2025
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues(a)	Revenues	Revenues	Revenues(a)	Revenues
Commercial	$3,379	$(465)	$2,914	$3,212	$(434)	$2,778
Industrial	2,045	(467)	1,578	1,953	(422)	1,531
Residential	1,836	(37)	1,799	1,788	(44)	1,744
Other collection	1,789	(146)	1,643	1,689	(140)	1,549
Total collection	9,049	(1,115)	7,934	8,642	(1,040)	7,602
Landfill	2,679	(811)	1,868	2,639	(763)	1,876
Transfer	1,329	(571)	758	1,273	(548)	725
Total Collection and Disposal	$13,057	$(2,497)	$10,560	$12,554	$(2,351)	$10,203
Recycling Processing and Sales	946	(175)	771	947	(182)	765
Renewable Energy	318	(2)	316	207	(1)	206
Healthcare Solutions(b)	1,463	(211)	1,252	1,481	(216)	1,265
Corporate and Other	28	(16)	12	25	(16)	9
Total	$15,812	$(2,901)	$12,911	$15,214	$(2,766)	$12,448

(a)	Includes each segment’s intercompany activity, including transactions within a segment and between segments. Transactions within and between segments are generally made on a basis intended to reflect the market value of the service.
(b)	In the third quarter of 2025, as a result of continued integration efforts and to enhance transparency and accountability, the Company began reflecting intra-segment activity within the Healthcare Solutions segment. These charges were designed to measure profitability at more granular levels of the enterprise and to facilitate clearer financial accountability within operating units. Accordingly, adjustments to the three and six months ended June 30, 2025 were made to properly reflect intra-segment activity for each period. Intra-segment operating revenues and operating expenses within Healthcare Solutions for the three and six months ended June 30, 2026 are $101 million and $202 million, respectively. Intra-segment operating revenues and operating expenses within Healthcare Solutions for the three and six months ended June 30, 2025 are $113 million and $207 million, respectively.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the				Period-to-Period Change for the
	Three Months Ended				Six Months Ended
	June 30, 2026 vs. 2025				June 30, 2026 vs. 2025
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(a)	Amount	Company(b)	Amount	Business(a)	Amount	Company(b)
Collection and Disposal	$181	3.6%			$362	3.7%
Recycling Processing and Sales and Renewable Energy(c)	(6)	(1.2)			(43)	(4.3)
Energy surcharge and mandated fees	102	38.2			122	23.7
Total average yield			$277	4.3%			$441	3.5%
Volume(d)			(22)	(0.3)			(10)	(0.1)
Healthcare Solutions(e)			(30)	(0.5)			(42)	(0.3)
Internal revenue growth			225	3.5			389	3.1
Acquisitions			33	0.5			68	0.6
Divestitures			(5)	—			(9)	(0.1)
Foreign currency translation			1	—			15	0.1
Total			$254	4.0%			$463	3.7%

	Period-to-Period Change for the		Period-to-Period Change for the
	Three Months Ended		Six Months Ended
	June 30, 2026 vs. 2025		June 30, 2026 vs. 2025
	As a % of Related Business(a)		As a % of Related Business(a)
	Yield	Volume	Yield	Volume
Commercial	4.0%	(1.2)%	4.4%	(1.4)%
Industrial	3.4	0.2	3.3	0.2
Residential	6.1	(2.9)	6.2	(3.9)
Total collection	4.2	(1.2)	4.3	(1.6)
MSW	5.2	0.2	5.9	1.3
Transfer	3.6	(1.1)	3.4	(1.9)
Total Collection and Disposal	3.6%	(1.8)%	3.7%	(1.6)%

(a)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenues adjusted to exclude the impacts of divestitures for the current year period.
(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenues adjusted to exclude the impacts of divestitures for the current year period.
(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and WM Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.
(d)	Includes activities from our Corporate and Other businesses.
(e)	The amounts reported herein represent the change in our revenues from the combined impacts of yield and volume attributable to our Healthcare Solutions segment.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$1,726	$1,545	$3,227	$2,753
Capital expenditures to support the business	(555)	(572)	(1,144)	(1,275)
Proceeds from divestitures of businesses and other assets, net of cash divested	8	5	77	103
Free cash flow without sustainability growth investments	1,179	978	2,160	1,581
Capital expenditures - sustainability growth investments	(75)	(160)	(136)	(288)
Free cash flow	$1,104	$818	$2,024	$1,293

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Supplemental Data
Internalization of waste, based on disposal costs	73.0%	71.9%	72.4%	71.3%
Landfill depletable tons (in millions)	33.5	34.7	62.3	64.0
Acquisition Summary(b)
Gross annualized revenue acquired	$123	$131	$123	$142
Total consideration, net of cash acquired	235	404	235	411
Cash paid for acquisitions consummated during the period, net of cash acquired	85	363	85	370
Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	97	365	98	378

Landfill Amortization and Accretion Expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Landfill depletion expense:
Cost basis of landfill assets	$187	$182	$347	$332
Asset retirement costs	43	38	75	71
Total landfill depletion expense	230	220	422	403
Accretion expense	39	36	78	71
Landfill depletion and accretion expense	$269	$256	$500	$474

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.
(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30, 2026
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,253	$1,024	$238		$785	$1.95
Adjustments:
Stericycle acquisition and integration costs	24	24	6		18
(Gain) loss from asset impairments, unusual items and other, net	13	13	3		10
	37	37	9		28	0.07
As adjusted amounts	$1,290	$1,061	$247	(b)	$813	$2.02
Depreciation, depletion, amortization, and accretion(c)	777
Adjusted operating EBITDA	$2,067

Adjusted operating EBITDA margin	30.9%

	Three Months Ended June 30, 2025
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,151	$928	$201		$726	$1.80
Adjustments:
Stericycle acquisition and integration costs	37	37	8		29
(Gain) loss from asset impairments, unusual items and other, net(d)	27	27	5		22
	64	64	13		51	0.12
As adjusted amounts	$1,215	$992	$214	(b)	$777	$1.92
Depreciation, depletion, amortization, and accretion(c)	744
Adjusted operating EBITDA	$1,959

Adjusted operating EBITDA margin	30.5%

Wildfire Adjustment:
Wildfire clean-up activities	(64)
Operating EBITDA adjusted for wildfires	$1,895

(a)	For purposes of this press release table, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”
(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The three months ended June 30, 2026 and 2025 adjusted effective tax rates are 23.3% and 21.8%, respectively.
(c)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization and accretion. Landfill accretion expenses in the three months ended June 30, 2026 and 2025 are $39 million and $36 million, respectively. For comparability purposes, 2025 results have been updated to reflect that change.
(d)	The three months ended June 30, 2025 includes net charges primarily related to a business engaged in oil recovery and sludge processing services.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended June 30, 2026
		Recycling
	Collection	Processing	Renewable	Healthcare	Corporate	Total
	and Disposal(a)(b)	and Sales(a)	Energy(b)	Solutions	and Other	WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Operating revenues, as reported	$5,479	$403	$157	$638	$7	$6,684

Income from operations, as reported	$1,550	$36	$47	$2	$(382)	$1,253
Depreciation, depletion, amortization, and accretion(c)	565	54	24	105	29	777
Operating EBITDA, as reported	$2,115	$90	$71	$107	$(353)	$2,030

Adjustments:
Stericycle acquisition and integration costs	—	—	—	14	10	24
(Gain) loss from asset impairments, unusual items and other, net	—	2	—	—	11	13
	—	2	—	14	21	37
Adjusted operating EBITDA	$2,115	$92	$71	$121	$(332)	$2,067
Operating EBITDA margin, as reported	38.6%	22.3%	45.2%	16.8%	N/A	30.4%
Adjusted operating EBITDA margin	38.6%	22.8%	45.2%	19.0%	N/A	30.9%

	Three Months Ended June 30, 2025
		Recycling
	Collection	Processing	Renewable	Healthcare	Corporate	Total
	and Disposal(a)(b)	and Sales(a)	Energy(b)	Solutions	and Other	WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Operating revenues, as reported	$5,281	$381	$115	$646	$7	$6,430

Income from operations, as reported	$1,461	$24	$38	$(23)	$(349)	$1,151
Depreciation, depletion, amortization, and accretion(c)	550	45	15	105	29	744
Operating EBITDA, as reported	$2,011	$69	$53	$82	$(320)	$1,895

Adjustments:
Stericycle acquisition and integration costs	—	—	—	28	9	37
(Gain) loss from asset impairments, unusual items and other, net(d)	25	1	—	—	1	27
	25	1	—	28	10	64
Adjusted operating EBITDA	$2,036	$70	$53	$110	$(310)	$1,959
Operating EBITDA margin, as reported	38.1%	18.1%	46.1%	12.7%	N/A	29.5%
Adjusted operating EBITDA margin	38.6%	18.4%	46.1%	17.0%	N/A	30.5%

(a)	Certain fees related to the processing of recycled material we collect are included within our Collection and Disposal business. The amounts in Income from Operations for the three months ended June 30, 2026 and 2025 are $22 million and $20 million, respectively.
(b)	WM Renewable Energy pays a 15% intercompany royalty to our Collection and Disposal business and Corporate and Other for landfill gas. The total amount of royalties in Income from Operations for the three months ended June 30, 2026 and 2025, are $24 million and $17 million, respectively.
(c)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization and accretion. Landfill accretion expenses in the three months ended June 30, 2026 and 2025 are $39 million and $36 million, respectively. For comparability purposes, 2025 results have been updated to reflect that change.
(d)	The three months ended June 30, 2025 includes net charges primarily related to a business engaged in oil recovery and sludge processing services.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2026	June 30, 2025(a)
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$6,684	$6,430

Operating expenses, as reported	$3,955	$3,803
As a % of net revenues	59.2%	59.1%
Adjustment:
Legacy loss contingency reserve	—	(4)
Operating expenses, as adjusted	$3,955	$3,799
As a % of net revenues	59.2%	59.1%

	Three Months Ended	Three Months Ended
	June 30, 2026	June 30, 2025
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$6,684	$6,430

SG&A expenses, as reported	$683	$696
As a % of net revenues	10.2%	10.8%
Adjustment:
Stericycle acquisition and integration-related costs	(21)	(24)
SG&A expenses, as adjusted	$662	$672
As a % of net revenues	9.9%	10.5%

2026 Projected Free Cash Flow Reconciliation(b)	Scenario 1	Scenario 2
Net cash provided by operating activities	$6,300	$6,450
Capital expenditures to support the business	(2,400)	(2,500)
Proceeds from divestitures of businesses and other assets, net of cash divested	100	150
Free cash flow without sustainability growth investments	$4,000	$4,100
Capital expenditures - sustainability growth investments	(250)	(250)
Free cash flow	$3,750	$3,850

(a)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization and accretion. Landfill accretion expenses in the three months ended June 30, 2026 and 2025 are $39 million and $36 million, respectively. For comparability purposes, 2025 results have been updated to reflect that change.
(b)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2026. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

The table below illustrates the impact that differing contract structures have on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	June 30, 2026		June 30, 2025
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$180	0.9%	$139	0.7%

	Six Months Ended
	June 30, 2026		June 30, 2025
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$342	0.8%	$377	0.9%